SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON  D.C.  20549
                                 CURRENT  REPORT

                     PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                        SECURITIES  EXCHANGE  ACT  OF  1934
                          DATE  OF  EARLIEST  REPORT
                               JUNE 1, 2006
                        (DATE  OF  EARLIEST  EVENT  REPORTED)

                            NEW  MEDIUM  ENTERPRISES,  INC.
         -----------------------


            (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)


STATE  OR  OTHER  JURISDICTION  OF                  (I.R.S.  EMPLOYER
INCORPORATION  OF  ORGANIZATION)                    IDENTIFICATION


             11-3502174                                         NEVADA

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING ARE CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                               MAHESH  JAYANARAYAN,  CEO
                                  195  The  Vale
                                  London  W3  7QS
                            Tel:  011  44  208  746-2018
                            Fax:  011  44  208  749-8025


     Item 8.01 Other Events

     On June 1, 2006 New Medium Enterprises, Inc. announced that its Board of Directors has approved a share buy back program to purchase up to 5,000,000 shares of the Company's public common stock NMEN.

     A copy of the press release is attached hereto as Exhibit 99.1.

     Item 9.01 Financial Statements and Exhibits.


     (c) Exhibits

     Exhibit 99.1 Press release, dated June 1, 2006 issued by New Medium Enterprises, Inc.



   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     New Medium Enterprises, Inc.


                                   By: /s/ Mahesh Jayanarayan
                                       -----------------------------------------
                                   President, and Chief Executive Officer


Date: June 5, 2006

Exhibit 99.1


     New Medium Enterprises, Inc. Announces Share Buy-Back Program

     LONDON --(Business Wire)-- June 1, 2006 -- New Medium Enterprises, Inc. (OTCBB:NMEN) announced that its Board of Directors has approved a share buy back program for up to 5,000,000 shares of its public stock, NMEN.

     The timing and exact number of shares purchased will be determined at the Company's discretion and will depend on market conditions. All repurchases will be on the open market and are expected to be funded from existing and future cash.

     "We believe that the current share price, in relation to the various milestones that the company has achieved to date and is now poised to achieve in the near future, does not in any way reflect the long term prospects of the Company and therefore represents an excellent opportunity for us to initiate a buy-back program," said Mahesh Jayanarayan, President and Chief Executive Officer. He continued, "The initiative reflects our commitment to promote long-term shareholder value."

     The company recently announced its HD product roll out plan to include various strategic relationships in Asia and Europe that management believes will be instrumental in achieving long term shareholder value. Furthermore the company is confident that it can generate sales revenue in the 3rd quarter of 2006 and believes the current stock price does not truly reflect a true valuation.

     About New Medium Enterprises, Inc. (NME):

     New Medium Enterprises, Inc. headquartered in London, UK developed and has begun manufacturing its flagship product, VMD (Versatile MultiLayer
     Disc), a proprietary high definition DVD which provides the world's first low-cost true High Definition solution utilizing today's red laser DVD Technology and its industrial infrastructure. The VMD platform is ideal for 1920X1080i/p High Definition format up to 40 Mb/s bitrate playback using its 20 GB - 40 GB red laser optical discs. VMD players & burners, stand alone and computer embedded, are inherently backward compatible with DVD and CD. This is the only low-cost high-end offering to the discerning consumer comparable to contemporary DVD market prices.

     For additional information about NME, please consult the Company's website at www.nmeinc.com.

     SAFE HARBOR

     The 'Press Release' contains forward-looking statements as defined by the federal securities laws which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

     Forward-looking statements may discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. However, there may be events in the future that we are not able to accurately predict or control. Forward-looking statements are only predictions that relate to future events or our future performance and are subject to substantial known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. In summary, you should not place undue reliance on any forward-looking statements.

     Contact:  Martin  E.  Janis  &  Company,  Inc.
     Amy  Ruffalo,  312-943-1100 aruffalo@janispr.com  or
     Bev  Jedynak,  312-943-1100  bjedynak@janispr.com

     Source: New Medium Enterprises, Inc.